EXHIBIT 10.1

EXCLUSIVE OPTION TO IMPROVE AND SELL

This Exclusive Option to Improve and Sell (this “Agreement”) is dated as of January 21, 2015 (the “Effective Date”) and is by and between Wisdom Homes of America, Inc., a Nevada corporation (the “Company”), American National Credit Corporation, a Texas corporation (the “Owner”). The Company and Owner may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. The Company owns and operates manufactured home retail centers in Tyler, Texas, Jacksboro, Texas, and Mt. Pleasant, Texas;

B. Owner is the owner of twenty five (25) unimproved building lots (each a “Homesite” and collectively the “Homesites”) in Sherman, Texas, as set forth in Exhibit A.

C. The Company and Owner desire to enter into this Agreement to govern the terms and conditions upon which the Company will place manufactured homes on the Homesites and market the Homesites for sale.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Grant of Exclusive Option to Improve and Sell.

(a) Owner hereby grants to the Company the exclusive right during the Term of this Agreement to improve the Homesites, including but not limited to putting a manufactured home thereon, and to market the Homesites for sale through a licensed real estate broker chosen by the Company.

(b) This Agreement will be in effect from the Effective Date through the end of the month that is twelve (12) months following the date that Owner has completed the Site Preparation (as defined below) on at least one (1) Homesite (the “Term”); notwithstanding the foregoing, this Agreement shall automatically renew for a second twelve (12) month period if at least ten (10) Homesites are sold during the initial Term.

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2. Terms of the Agreement. The Company and Owner hereby agree as follows:

(a) Title to the Homesites will remain with Owner until such time as a Homesite is sold to a prospective homeowner.

(b) Company will pay all costs associated with both the water system and sewer hook-ups on the Homesites (the “Site Preparation”). The buyer of the Homesite will be required to reimburse Company for costs of Site Preparation. All additional work necessary to improve the Homesite will be the responsibility of the buyer, but the Company may loan funds to the buyer for this purpose.

(c) The cost of each Homesite will be $20,000 for one-acre lots and $30,000 for two-acre lots.

(d) The Company will place a manufactured home on each of the Homesites following its Site Preparation. The timing of home placement, and the type of home and location of the home on the lot, shall be at the sole discretion of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to Owner that:

(a) This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes the valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally;

(b) The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which the Company is a party, or violate any order, applicable to the Company, of any court or federal or state regulatory body or administrative agency having jurisdiction over the Company or over any of its property; and

(c) The Company has been duly organized and is validly existing and in good standing as a Company under the laws of the State of Nevada and has all requisite power and authority to conduct its business.

4. Representations and Warranties of Owner. The Owner represents and warrants to the Company that:

(a) This Agreement has been duly authorized, and executed by Owner. This Agreement constitutes the valid, legal and binding obligation of Owner, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and

(b) The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Owner is a party, or violate any order, applicable to Owner, of any court or federal or state regulatory body or administrative agency having jurisdiction over Owner or over any of its property.

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5. Choice of Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or void in any jurisdiction to be unenforceable or void in any jurisdiction, the other provisions of this Agreement shall remain in full force and effect under applicable law and shall be construed in order to effectuate the purpose and intent of this Agreement. Any action brought by any Party hereto shall be brought in the courts located in Tarrant County, Texas.

6. Attorneys Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the non-prevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees.

7. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	SearchCore, Inc. 500 North Northeast Loop 323 Tyler, TX 75708 Attn: James Pakulis, President & CEO Facsimile (___) _________________

with a copy to:	Clyde Snow & Sessions, PC 201 South Main Street, 13th Floor Salt Lake City, UT 84111 Attn: Brian A. Lebrecht Facsimile (801) 521-6280

If to Owner:	American National Credit Corporation ____________________________ ____________________________ Facsimile (____) _______________

or at such other address as the Company or Owner may designate by ten (10) days advance written notice to the other Party hereto.

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8. No Partnership; Survival or Representations. Nothing herein contained shall be construed to constitute an association, partnership, unincorporated business or any other entity between the Company and Owner.

9. Validity of Agreement. The invalidity of any portion of this Agreement shall not affect the validity of the remainder thereof.

10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the Parties with respect to the subject matter of this Agreement. No amendment or addition to, or modification of, any provision contained in this Agreement shall be effective unless fully set forth in writing signed by all of the Parties hereto.

11. Further Assurances. Each of the Parties hereto agrees on behalf of such Party, his, her or its successors and assigns, that such Party will, without further consideration, execute, acknowledge and deliver such other documents and take such other action as may be necessary or convenient to carry out the purposes of this Agreement.

12. Assignment. This Agreement and the rights and obligations created hereunder may not be assigned, transferred, pledged or hypothecated in any manner by either of the Parties hereto, whether voluntarily or by operation of law, without the prior written consent of the other party. Any attempt assignment, transfer, pledge, hypothecation, or other disposition of this Agreement in a manner contrary hereto shall be null and void and without force or effect.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same Agreement.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

“Company”		“Owner”

SearchCore, Inc.,		American National Credit Corporation,
a Nevada corporation		a Texas corporation

	/s/ James Pakulis		/s/ Ron Crabtree
By:	James Pakulis	By:	Ron Crabtree
Its:	President and CEO	Its:	President

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Exhibit A

Plot Map of Homesites

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